UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 22, 2008

BioFuel Energy Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33530	20-5952523
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 2200

Denver, CO  80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 592-8110

1801 Broadway, Suite 1060

Denver, CO  80202

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On August 22, 2008, Buffalo Lake Energy, LLC and Pioneer Trail Energy, LLC, together with their direct parent, BFE Operating Company, LLC, each a wholly-owned indirect subsidiary of BioFuel Energy LLC (“BFE Energy”), entered into a Consent and Amendment (the “Consent”) pursuant to (a) Section 9.12(a) of that certain Credit Agreement, dated as of September 25, 2006 (as amended, supplemented and modified from time to time, the “Credit Agreement”), among BFE Operating Company, LLC, Buffalo Lake Energy, LLC, and Pioneer Trail Energy, LLC (collectively, as “Borrowers”), BFE Operating Company, LLC as Borrowers’ Agent, the Lenders party thereto, BNP Paribas, as Administrative Agent and Arranger, and Deutsche Bank Trust Company Americas, as Collateral Agent and (b) Section 10.1 of that certain Collateral Account Agreement, dated as of September 25, 2006 (as amended, supplemented and modified from time to time, the “Account Agreement”), among the Borrowers, the Borrowers’ Agent, Deutsche Bank Trust Company Americas, as Collateral Agent and Deutsche Bank Trust Company Americas, as Depositary Agent and Securities Intermediary.

BFE Energy is a direct subsidiary of BioFuel Energy Corp. (the “Company”). BFE Operating Company, LLC, Buffalo Lake Energy, LLC, and Pioneer Trail Energy are subsidiaries of BFE Energy. Neither BFE Energy nor the Company are parties to the Credit Agreement and, as a result, are unable to directly access any funds that may be available under the Credit Agreement.

Under the terms of the Consent, the Lenders have agreed to (i) accelerate the Borrowers’ access to the full $20 million of working capital loan commitments under the Credit Agreement and (ii) permit the Borrowers to withdraw funds daily from certain revenue accounts under the Account Agreement in each case solely for the purchase of corn, natural gas, chemicals, enzymes, denaturant and electricity and (iii) effect certain other modifications in furtherance of these amendments to the Credit Agreement and the Account Agreement, in each case upon the terms and conditions set forth in the Consent.

The effect of these amendments will be to permit the Borrowers to (x) repay BFE Energy for certain amounts of corn and other materials paid for by BFE Energy that were delivered to the Company’s ethanol plants after August 15, 2008, (y) pay Cargill directly for corn delivered to the plants after August 18, 2008 and (z) pay other venders for certain other materials delivered to the plants after August 18, 2008.

The above description is only a summary of the material changes to the Credit Agreement and the Account Agreement as effected by the Consent and does not purport to be complete.  You are advised to refer to the actual terms of the Consent, which is attached to this report as Exhibit 10.1 and incorporated by reference herein, for the full details of the changes so effected.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Request for Consent and Amendment dated August 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOFUEL ENERGY CORP.

Date: August 28, 2008	By:	/s/ Scott Pearce
	Name:	Scott Pearce
	Title:	President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description

10.1	Request for Consent and Amendment dated August 22, 2008.